Exhibit 10.22

FOURTH AMENDMENT TO LEASE AND AGREEMENT

This Fourth Amendment to Lease and Agreement (this “Amendment”) is made and entered into as of October 13, 2003, by and between Pinnacle Entertainment, Inc., a Delaware corporation, successor by merger with Hollywood Park, Inc. (“Landlord”), and Century Gaining Management, Inc. a California corporation (“Tenant”).

A. Landlord and Tenant entered into that certain Lease and Agreement dated as of September 10, 1999, as amended by (i) that certain First Amendment to Lease and Agreement dated September 6, 2000, (ii) that certain Second Amendment to Lease and Agreement dated as of October 1, 2001, and (iii) that certain Third Amendment to Lease and Agreement, dated as of December 4, 2002 (together, the “Lease”), whereby Tenant leases from Landlord that certain real property in Inglewood, California upon which Tenant operates The Hollywood Park-Casino (the “Premises”).

B. Landlord and Tenant desire to amend the Lease as set forth below.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landord and Tenant agree as follows:

1. Defined Terms. Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to such terms in the Lease.

2. Term. The Term of this Lease shall commence on the Commencement Date and shall continue until the earlier of (i) December 31, 2004, or (ii) the expiration or earlier termination of the CDC Lease, unless sooner terminated pursuant to any provision hereof or otherwise amended pursuant to future amendments hereof.

3. Division of Gambling Control. The terms of this Amendment shall be subject to approval by the Division of Gambling Control.

4. Relationship to Lease. This Amendment supercedes any inconsistent provisions contained in the Lease. Except as amended hereby, the Lease remains in full force and effect.

5. Further Assurances. Each of the parties hereto shall execute and deliver such other and further documents and do such other and further acts as may be reasonably required to effectuate the intent of the parties and carry out the terms of this Amendment.

6. Counterparts. This Amendment may be executed in counterparts, which, when taken together shall be one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

LANDLORD		TENANT

Pinnacle Entertainment, Inc., a Delaware corporation		Century Ga__ing Management, Inc., a California corporation

By:	/s/ John A. Godfrey	By:	/s/ Leo Chu

Its:	Secretary	Its:	President